Exhibit 15.1

Beijing Head Office
China Resources Building
20th Floor
Beijing 100005
June 26, 2008	P. R. China
Tel.: (86-10) 8519-1300
Fax: (86-10) 8519-1350
E-mail: junhebj@junhe.com

ChinaEdu Corporation
4th Floor-A, GeHua Building No.1
Qinglong Hutong, Dongcheng District	Shanghai Office
Beijing, 100007 People’s Republic of China	Shanghai Kerry Centre
32nd Floor
1515 West Nanjing Road
Dear Sirs,	Shanghai 200040
P. R. China
We consent to the reference to our firm under the headings “Item 3. Key Information—D. Risk	Tel.: (86-21) 5298-5488
Factors” and “Item 4. Information on the Company—B. Business Overview—Regulation” in the	Fax: (86-21) 5298-5492
ChinaEdu Corporation Form 20-F, which is filed with the Securities and Exchange Commission	E-mail: junhesh@junhe.com
on or about June 27, 2008 under the U.S. Securities Act of 1933, as amended.
Shenzhen Office
Shenzhen Development
Yours faithfully,	Bank Tower Suite 20-C
5047 East Shennan Road
Shenzhen 518001
P. R. China
Tel.: (86-755) 2587-0765
Fax: (86-755) 2587-0780
E-mail: junhesz@junhe.com

Dalian Office
Chinabank Plaza
Room F, 16th Floor
No. 17 Renmin Road
Dalian 116001
P. R. China
Tel.: (86-411) 8250-7578
Fax: (86-411) 8250-7579
E-mail: junhedl@junhe.com

Haikou Office
Nanyang Building
Suite 1107
Haikou 570105
P. R. China
Tel.: (86-898) 6851-2544
Fax: (86-898) 6851-3514
E-mail: junhehn@junhe.com

New York Office
500 Fifth Avenue,
43rd Floor, New York,
NY 10110, U.S.A.
Tel.: (1-212) 703-8702
Fax: (1-212) 703-8720
E-mail: junheny@junhe.com

Hong Kong Office
Suite 2208,
22nd Floor, Jardine House
1 Connaught Place, Central
Hong Kong
Tel.: (852) 2167-0000
Fax: (852) 2167-0050
E-mail: junhehk@junhe.com